PURCHASE AND SALE AGREEMENT
                          ---------------------------


     THIS AGREEMENT is made as of the ____ day of July, 1998, between USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller"), and AMERICA FIRST APARTMENT INVESTORS, L.P., a Delaware limited partnership ("Buyer").

                                   Background
                                   ----------

     Buyer wishes to purchase an apartment complex known as St. Andrews at Westwood in the City of Orlando, County of Orange, State of Florida, owned by Seller;

     Buyer has made an offer to purchase the apartment complex and Seller is willing to sell the apartment complex to Buyer on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) containing the apartment complex on the following terms and conditions:

                               0.  DEFINITIONS
                                   -----------

     As used in this Agreement, the following terms shall have the following meanings:

     0. Agreement means this agreement as it may be amended from time to time.

     1. Allocation Date means the close of business on the day immediately prior to the Closing Date.

     2. Buyer means the party identified as Buyer on the initial page hereof.

     3. Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by by Seller to Buyer.

     4. Closing Date means the date on which the Closing occurs.

     5. Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing, as listed on
        Exhibit 1.6 attached hereto.

     6. Day means a calendar day, whether or not the term is capitalized.

     7. Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section 2.2 of this Agreement, together with the earnings thereon, if any.

     8. Escrow Agent means Rogers, Towers, Bailey, Jones & Gay, Attorneys, whose address is Suite 1500, 1301 Riverplace Boulevard,
        Jacksonville, Florida 32207 (Fax 904/396-0663), or any successor Escrow Agent.

     9. Existing Survey means that certain Boundary Survey prepared by Lochrane Engineering, Inc., Project No. 88069.10, dated November 15, 1989, last updated September 22, 1997, a copy of which is attached hereto as
        Exhibit 1.10.

     10. Hazardous Material means any petroleum, petroleum product, dry cleaning solvent or chemical or biological waste, or any other hazardous or toxic substance as defined in or regulated by any environmental law in effect at the pertinent date or dates.

     11. Improvements means any buildings, structures and other improvements situated on the Real Property.

     12. Inspection Period means the period of time which expires at the end of business on the thirtieth (30th) day after the date of execution by the last of Buyer or Seller to execute this Agreement and transmit a copy of the fully executed Agreement to the other. If such expiration date is a weekend or national holiday, the Inspection Period shall expire at the end of business on the next immediately succeeding business day.

     13. Leases means all leases and other occupancy agreements permitting persons to lease or occupy units in the Property.

     14. Permitted Exceptions means only the interests, liens, encumbrances and other matters described in the documents listed on Exhibit 1.15 attached hereto.

     15. Personal Property means (a) the sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements and (b) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

     16. Property means collectively the Real Property, the Improvements and the Personal Property.

     17. Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

     18. Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to adjustments as provided herein).

     19. Real Property means the lands more particularly described on Exhibit 1.20, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

     20. Rent Roll means the list of Leases attached hereto as Exhibit 1.21, identifying the leased space, rents, security deposits and other pertinent matters concerning each tenant. The Rent Roll shall be updated at Closing to reflect any new leases or modifications to the Leases entered into by Seller after the date of this Agreement.

     21. Seller means the party identified as Seller on the initial page hereof.

     22. Survey means a map of a stake survey of the Real Property which shall comply with the minimum standard detail requirements of the state in which the Real Property is located, acceptable to the Title Insurance company providing the Title Insurance to Buyer, certified to Buyer, Seller, the Title Insurance company, Buyer's lender and Escrow Agent, and dated as of the date the Survey was made.

     23. Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey that is not listed as a Permitted Exception on Exhibit 1.15 attached hereto.

     24. Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions and other matters acceptable to Buyer.

     25. Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

     26. Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

                         1. PURCHASE PRICE AND PAYMENT
                            --------------------------

     0.  Purchase Price; Payment.

          ()   Purchase Price and Terms. The total Purchase Price for the
Property (subject to adjustment as provided herein) shall be $15,825,000.00. The Purchase Price shall be payable at Closing by wire transfer of immediately available funds pursuant to wiring instructions furnished by Seller.

          (a) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

               (0) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date, taking into account the maximum discount available (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

               (1) prorating as of the Allocation Date cash receipts and expenditures and other items customarily prorated in transactions of this sort; and

               (2) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants, provided Buyer shall open and deposit at Closing in an escrow account for the benefit of the tenants, an amount equal to such security deposits, prepaid rents and credit balances. Within ten (10) days of the Closing, Buyer will notify the tenants of the status and whereabouts of their security deposits, prepaid rents and credit balances. Any rents or tenant reimbursements payable or paid after the Allocation Date but applicable to periods on or prior to the Allocation
Date may be retained by Buyer and no post-closing reconciliation shall be made by Buyer and Seller. At Closing Seller shall relinquish its right to seek recovery of any delinquent sums not reimbursed or credited to it on or before the Closing, and Seller will not interfere in any efforts of Buyer after the Closing to collect any sums due. Seller will remit to Buyer promptly after receipt any rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date.

     1. Earnest Money Deposit. An Earnest Money Deposit in the amount of $500,000.00 shall be delivered by Buyer to Escrow Agent within three (3) days following the date of execution by the last of Buyer or Seller to execute this Agreement. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be invested by the Escrow Agent in an interest bearing account at First Union National Bank, shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

     2.  Closing Costs.

          ()  Seller shall pay:

               (0) Documentary stamp and other transfer taxes imposed upon the deed conveying the Real Property; and

               (1)  Seller's attorneys' fees.

          (a)  Buyer shall pay:

               (0) Documentary stamp and other taxes and intangible taxes imposed upon the transactions contemplated hereby, except for the documentary stamp and other transfer taxes imposed upon the deed conveying the Real Property;

               (1) Title insurance premium and any search fees for an owner's policy in the amount of the Purchase Price;

               (2)  Cost of the Survey;

               (3)  Cost of Buyer's due diligence inspection;

               (4)  Cost of any environmental site assessment obtained by Buyer;

               (5)  Cost of recording the deed; and

               (6)  Buyer's attorneys' fees.

                      2.  INSPECTION PERIOD AND CLOSING
                          -----------------------------

     0.  Inspection Period.

          () Buyer agrees that it will have the Inspection Period to physically inspect the Property and to otherwise conduct its due diligence review of the Property. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Buyer may elect to terminate this Agreement for any reason by giving written notice of termination to Seller within the Inspection Period.
If such notice of termination is not timely given, then this Agreement and all rights, duties and obligations of Buyer and Seller hereunder shall continue in full force and effect after the end of the Inspection Period and the Earnest Money Deposit shall become non-refundable except as otherwise provided in this Agreement. If Buyer's notice of termination is timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit subject to the condition of receipt in Section 3.1(b) below.

          (a) Buyer, through its officers, employees and other authorized representatives and at Buyer's expense, shall have the right to reasonable access to the Property and the leasing and building condition records of Seller related thereto, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing such records of Seller and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. If the transaction does not close, Buyer shall deliver to Seller copies of all due diligence items obtained or produced by Buyer relating to the Property, including without limitation all surveys, title searches, building inspections, environmental reports and market studies. The delivery of all such due diligence items to Seller is a condition precedent of Buyer's receipt of its Earnest Money Deposit pursuant to Section 3.1(a) above. Buyer and any of its agents, representatives or independent contractors shall not contact any tenant of the Property without Seller's prior written approval, and Seller shall have the right to be present during all tenant interviews.

     1. Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on the date which is the fifteenth (15th) day following the expiration of the Inspection Period. If such date is a weekend or national holiday, the Closing shall take place on the next immediately succeeding business day.

             3. WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER
                ---------------------------------------------------

     Seller, based on reasonable information and belief, warrants and represents as follows and where indicated covenants and agrees as follows:

     0. Organization; Authority. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Maryland, is authorized to transact business in the state in which the Property is located, has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

     1. Authorization; Validity. This Agreement has been duly and validly executed and delivered by Seller and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

     2. Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein.

     3. Litigation. There is no litigation or proceeding pending against Seller relating to the Property that would have a material adverse effect on the Property or Seller's ability to perform its obligations hereunder.

     4. Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any additional Leases or modifications entered into between the date of this Agreement and the Closing Date. Seller may enter into any additional leases or modifications to the Leases until Closing without notice to or consent of Buyer. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll.

     5. Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, other than those set forth on Exhibit
1.6 which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing.

     6.  Rent Roll. The Rent Roll is true and correct in all material respects.

     7. Condemnation. Seller has not received notice of any proceeding in the nature of a condemnation proceeding involving the Property.

     8. Environmental Matters. Seller has not caused any release or disposal of any Hazardous Material at the Property in any material quantity.

     Buyer acknowledges that, except as expressly represented and warranted by Seller in this Article 4, there have been no representations or warranties, express or implied, upon which Buyer is relying which have been made by Seller or upon Seller's behalf relating in any way to the Property, including, without limitation, the condition of the Property, any restrictions related to or approvals required for the development of the Property, or the suitability of the Property for any purposes whatsoever, and that subject to any and all conditions to Buyer's obligations described in this Agreement and to Seller's representations and warranties expressed in this Agreement, Buyer is acquiring the Property "as is," subject to all faults of every kind and nature whatsoever whether latent or patent and whether now or hereafter existing. Seller's representations, warranties and covenants contained in this Article 4 shall merge with the delivery of the deed and not survive the Closing.

     If after the date of this Agreement Buyer discovers or is deemed to have known that any representation or warranty of Seller in this Article 4 has become false or misleading in any way and Buyer consummates the Closing, then Buyer shall have waived all claims or actions under this Agreement or applicable law relating to such representations or warranties. Such waiver shall survive the Closing of the transactions contemplated in this Agreement.

     As use in this Article 4, the term "reasonable information and belief" shall mean only the actual, current, conscious knowledge without inquiry (not the constructive, imputed or implied knowledge) of Seller's representatives, Lynne Moulton and Charles Werhane.

               4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER
                   --------------------------------------------------

     Buyer, based on reasonable information and belief, hereby warrants and represents as follows and where indicated covenants and agrees as follows:

     0. Organization; Authority. Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization and is or will be by Closing authorized to transact business in the state in which the Property is located. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

     1. Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

     2. Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein.

     3. Resources. Buyer has the financial resources to timely consummate the transactions contemplated by this Agreement.

                  5.  POSSESSION; RISK OF LOSS; AS-IS ACQUISITION
                      -------------------------------------------

     0. Possession. Possession of the Property, subject to the rights of occupancy tenants, will be transferred to Buyer at the conclusion of the Closing.

     1. Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

           ()  terminate this Agreement upon notice to Seller given within ten
(10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

          (a) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards.

     As used in this Section 6.2, the term "material" shall mean not less than a market value of $250,000.

     2. AS-IS ACQUISITION. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY REPRESENTED AND WARRANTED BY SELLER IN THIS AGREEMENT, THERE HAVE BEEN
NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, UPON WHICH BUYER IS RELYING WHICH HAVE BEEN MADE BY SELLER OR UPON SELLER'S BEHALF RELATING IN ANY WAY TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROPERTY, ANY RESTRICTIONS RELATED TO OR APPROVALS REQUIRED FOR THE DEVELOPMENT OF THE PROPERTY, OR THE SUITABILITY OF THE PROPERTY FOR ANY PURPOSES WHATSOEVER, AND THAT SUBJECT TO ANY AND ALL CONDITIONS TO BUYER'S OBLIGATIONS DESCRIBED IN THIS AGREEMENT AND TO SELLER'S REPRESENTATIONS AND WARRANTIES EXPRESSED IN THIS AGREEMENT, BUYER IS ACQUIRING THE PROPERTY "AS IS," SUBJECT TO ALL FAULTS OF EVERY KIND AND NATURE WHATSOEVER WHETHER LATENT OR PATENT AND WHETHER NOW OR HEREAFTER EXISTING, AND BUYER WAIVES ALL OBJECTIONS OR CLAIMS AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY OR ITS CONDITION. SELLER SHALL NOT BE RESPONSIBLE FOR ANY WORK OR IMPROVEMENT NECESSARY TO CAUSE THE PROPERTY TO MEET ANY APPLICABLE LAW, ORDINANCE, REGULATION OR CODE OR TO BE SUITABLE FOR ANY PARTICULAR USE OR FOR ANY OTHER WORK EXCEPT THAT WHICH IS COVERED BY AN EXPRESS WARRANTY OR REPRESENTATION MADE HEREIN BY SELLER.

     BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED BY SELLER OR OTHERWISE OBTAINED BY BUYER WITH RESPECT TO THE PROPERTY WAS OBTAINED BY BUYER FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION AND THAT SELLER IS NOT, AND SHALL NOT BE, LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION OR CONDITION THEREOF, FURNISHED BY ANY ADVISOR, ATTORNEY, REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE OR OTHER PERSON.

     THE PROVISIONS OF THIS SECTION 6.3 SHALL SURVIVE THE CLOSING OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.

     3. Waiver and Release. Except with respect to any claims arising out of any breach of express and specific covenants, representations or warranties of Seller set forth in this Agreement that survive the Closing, Buyer, for itself and its agents, affiliates, successors and assigns, effective as of the Closing Date, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown as of the Closing Date, which Buyer has or may thereafter have in the future, arising out of the physical, environmental, economic or legal condition of the Property. The provisions of this Section 6.4 shall survive the Closing of the transactions contemplated in this Agreement.

                                6. TITLE MATTERS
                                   -------------

     0.  Title.

          () Title Insurance. Within ten (10) days after the execution hereof, Seller's counsel shall deliver to Buyer the Title Insurance Commitment (including legible copies of all recorded exceptions noted therein) ordered from Chicago Title Insurance Company. Seller agrees to make available to Buyer copies of any existing title information it may have in its possession concerning the Property. Buyer will have until the end of the Inspection
Period to notify Seller in writing of any Title Defects. Any Title Defect which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed added to the list of Permitted Exceptions. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller will endeavor to cure any Title Defect, but Seller shall have no obligation to cure any Permitted Exception. If Seller elects not to cure or if such Title Defects are not cured by Seller within thirty (30) days of Seller's notice to cure, Buyer shall have the right, in lieu of any other remedies, to:
(i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and close the purchase of the Property subject to them.

          (a) Survey. Buyer may order Surveys of the Property and may review them within the same period as is provided above for the review of title.

                             7. CONDITIONS PRECEDENT
                                --------------------

     0. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

          () A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

          (a) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

               (0) A special warranty deed in the form described on Exhibit 8.1(b)(1) attached hereto, duly executed and acknowledged by Seller so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

               (1) Originals, if available, or if not, true copies of the Leases described on the Rent Roll updated by Seller at Closing and of the contracts, agreements, permits and licenses, and such other materials as may be in the possession or control of Seller;

               (2) An assignment to Buyer of all Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, in the form described on Exhibit 8.1(b)(3) attached hereto;

               (3) A bill of sale with respect to the Personal Property in a form described on Exhibit 8.1(b)(4) attached hereto;

               (4) A then-current rent roll for all Leases;

               (5) A limited assignment of all assignable existing warranties relating to the Property in a form described on Exhibit 8.1(b)(6) attached hereto;

               (6) An owner's affidavit in a form described on Exhibit 8.1(b)(7) attached hereto, a non-foreign affidavit, any non-tax withholding certificates and such other documents as may reasonably be required by the Title Insurance company to effectuate the provisions of this Agreement and the transactions contemplated herein;

               (7) Resolutions of Seller authorizing the transactions described herein;

               (8) All keys and other means of access to the Improvements in the possession of Seller or its agents; and

               (9) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

          In the event that all of the foregoing provisions of this Section 8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in
Article 9.

     1. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

          ()   Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

               (0) Delivery and/or payment of the balance of the Purchase Price in accordance with Section 2.1 at Closing;

               (1) Resolutions of Buyer authorizing the transactions described herein; and

               (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

     In the event that all of the foregoing provisions of this Section 8.2 are not satisfied and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in
Article 9.

                              8. BREACH; REMEDIES
                                 ----------------


     0. Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and the failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach. Except as provided in the next following sentence Buyer have no right to seek or recover monetary damages from Seller as a result of any breach or default by Seller under this Agreement, and Buyer hereby waives and relinquishes any right to seek or recover monetary damages from Seller, except in the case of the next following sentence. If Seller willfully defaults hereunder (as contrasted with a failure of condition), and Buyer elects remedy (i) above, Seller shall reimburse Buyer for Buyer's actual third-party out-of-pocket expenses incurred in connection with Buyer's review of title, survey and other due diligence, said reimbursements not to exceed in the aggregate the sum of $25,000.

     1. Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement, except that Buyer's indemnity given under Section 3.1 shall survive termination and is not limited by the liquidated damage provision.

                                9. MISCELLANEOUS
                                   -------------

     0. Confidentiality. The transactions contemplated by this Agreement and all information obtained by Buyer relating to the Property shall be treated as confidential information by Buyer, and Buyer may only disclose such information to its attorneys, accountants and other consultants, lenders and prospective lenders, or where disclosure is required by law. This agreement of confidentiality may be more specifically described in a separate Confidentiality Agreement executed by the parties in connection with this Agreement. Buyer shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information pursuant to this paragraph 10.1 and any Confidentiality Agreement. In the event that this transaction does not close for any reason, then Buyer shall maintain the confidentiality of such information, and shall require its agents, representatives and accountants not to disclose any such information to any other party. The provisions of this
Section 10.1 shall survive the Closing or termination of this Agreement.

     1. No Personal Liability. Buyer acknowledges that this Agreement is entered into by an entity as Seller, and Buyer agrees that no individual officer or director or other representative of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

     2. Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

     3. Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

     4. Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile
(followed promptly by hard copy) at the addresses set forth below:

       As to Buyer:            America First Apartment Investors, L.P.
                               Attention:  Joseph N. Grego
                               America First Companies
                               399 Park Avenue
                               New York, New York  10022
                               Telephone: 212/935-8760
                               Facsimile: 212/935-8765

       With a copy to:         Kutak Rock
                               Attention:  Mark R. Nethers, Esq.
                               3300 North Central Avenue, Suite 1600
                               Phoenix, Arizona  85012
                               Telephone: 602/285-1700
                               Facsimile: 602/285-1868

       As to Seller:           USF&G/Legg Mason Realty Partners
                               Limited Partnership
                               United States Fidelity and Guaranty Co.
                               Attention: Nick E. McCoy, Esq.
                               6225 Smith Avenue
                               Baltimore, Maryland 21209
                               Telephone: 410/205-6337
                               Facsimile: 410/205-6369

       With a copy to:         Rogers, Towers, Bailey, Jones & Gay
                               Attention: William E. Scheu, Esq.
                               1301 Riverplace Boulevard, Suite 1500
                               Jacksonville, Florida 32207
                               Telephone: 904/398-3911
                               Facsimile: 904/396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

     5. Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

     6. Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     7. Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.


     8.  TIME OF ESSENCE. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

     9. Governing Law. This Agreement shall be governed by the laws of Florida, and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Duval County, State of Florida. Each party waives its right to jurisdiction or venue in any other location.

     10. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Buyer may not assign any of its rights under this Agreement.

     11. Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

     12. Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     13. Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     14. Survival. Any obligations of Seller and Buyer intended to be performed after the Closing shall survive the Closing, but otherwise the representations, warranties and covenants herein contained shall not survive the Closing unless otherwise specified herein.

     15. JURY TRIAL WAIVER. BUYER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT
OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY BUYER OR SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ANY ACTIONS OF EITHER
PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS AGREEMENT OR THE PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY THE PARTIES IN CONNECTION HEREWITH AND SHALL SURVIVE THE CLOSING AND TERMINATION OF THIS
AGREEMENT.

     16. No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

     17. Counterparts. This Agreement may be executed in several counterparts which, when taken together, shall constitute a single Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:                      AMERICA FIRST APARTMENT INVESTORS,
                                L.P., a Delaware limited partnership

                                By Its General Partner:

                                      ____________________________________
__________________________            a___________________________________
Name:_____________________

                                      By:_________________________________
__________________________            Name:_______________________________
Name:_____________________       Title:___________________________________

                                 Date: __________________, 1998

                                 Tax Identification No.___________________

                                                "BUYER"


                                 USF&G/LEGG MASON REALTY PARTNERS
                                 LIMITED PARTNERSHIP, a Maryland limited
                                 partnership

                                 By Its Authorized General Partner:

__________________________             USF&G REALTY PARTNERS, INC.,
Name:_____________________             a Maryland corporation,


                                      By:__________________________________
__________________________            Name:________________________________
Name:_____________________       Title:____________________________________


                                 Date:____________________, 1998

                                 Tax Identification No.____________________

                                                  "SELLER"










                             JOINDER OF ESCROW AGENT

     10. Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent.
Escrow Agent shall receive and hold the Earnest Money Deposit in trust, in an interest bearing account at First Union National Bank - Florida, to be disposed of in accordance with the provisions of this joinder and Section 2.2 of the foregoing Agreement.

     11. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

     12. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections 2.2 and 3.1(a) of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

     13. Continuing Counsel. Buyer acknowledges that Escrow Agent is counsel to Seller herein and Buyer agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Seller notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

     14. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                               ROGERS, TOWERS, BAILEY, JONES & GAY


                               By:_____________________________________
                                           Its Authorized Agent

                               Date:________________________, 1998

                                            "ESCROW AGENT"

                                  EXHIBIT 1.6

                                    Contracts
                                    ---------


1. Cable Television Installation Agreement dated April 20, 1989, with American Television and Communications Corporation d/b/a Cablevision of Central
Florida.

2. Standard Laundry Room Lease dated April 12, 1989, with Macke Laundry Services, Limited Partnership

3. Service Agreement for Non-hazardous wastes (solid wastes), dated March 17, 1997, with Waste Management of Orlando.

4. Service Agreement for Non-hazardous wastes (recycle), dated March 17, 1997, with Waste Management of Orlando.

5. Pest Control Service Agreement dated December 15, 1997, with Magic Pest Control, Inc.

                                  EXHIBIT 1.10

                                 Existing Survey
                                 ---------------

                                  EXHIBIT 1.15

                              Permitted Exceptions
                              --------------------


     0. Taxes and assessments for the year 1998 and taxes and assessments levied or assessed subsequent to the Closing Date.

     1. Petition filed in Official Records Book 1948, page 639, Public Records of Orange County, Florida.

     2. Notice of Restrictions on Real Estate filed in Official Records Book 2244, page 736, Public Records of Orange County, Florida.

     3. Declaration of Covenants, Conditions and Restrictions for "Westwood Lakes Subdivision," filed in Official Records Book 3790, page 2732, amended by amendment in Official Records Book 3827, page 1018, and amended by Amendment in Official Records Book 4115, page 4648, Public Records of Orange County, Florida. This document contains provisions (i) establishing easements on the land; (ii) providing for a private charge or assessment; and
(iii) providing for a lien for liquidated damages.

     4. Amendment to a Resolution, for a Special Purpose Lighting District for Orangewood, Westwood Unit One, filed in Official Records Book 3799, page 2320, Public Records of Orange County, Florida, said Resolution further amended in Restated Resolution recorded in Official Records Book 5077, page 3941. This document contains provisions providing for a private charge or assessment.

     5. Matters Per Plat as set forth in that certain plat thereof recorded in Plat Book 17, pages 81 through 87, Public Records of Orange County, Florida. This document contains provisions establishing easements on the land.

     6. Grant of Easement by Florida Land Company, a Florida corporation, filed in Official Records Book 3819, page 439, Public Records of Orange County, Florida.

     7. Distribution Easement by Cambridge Development Group, Inc., a Florida corporation, filed in Official Records Book 4082, page 3233, Public Records of Orange County, Florida.

     8. Cable Television Installation Agreement by American Television and Communication Corporation d/b/a Cablevision of Central Florida, and Cambridge Development Group, Inc., filed in Official Records Book 4123, page 3744, Public Records of Orange County, Florida.

     9. Restrictive Covenants as set forth in that certain Special Warranty Deed filed in Official Records Book 4039, page 3812, Public Records of Orange County, Florida.

     10. Rights of tenants under the Leases described in the Rent Roll to be provided by Seller at Closing.

     11. Matters appearing on the Existing Survey attached hereto as Exhibit
1.10.

                                  EXHIBIT 1.20

                       Legal Description of Real Property
                       ----------------------------------


Parcel 12, ORANGEWOOD NEIGHBORHOOD 2, according to the plat thereof recorded in Plat Book 17, Pages 81 through 87, of the Public Records of Orange County, Florida

                                  EXHIBIT 1.21

                                    Rent Roll
                                    ---------

                                EXHIBIT 8.1(b)(1)

                          Form of Special Warranty Deed
                          -----------------------------






Tax Parcel No.____________________



                              SPECIAL WARRANTY DEED
                              ---------------------


     THIS INDENTURE, made this______ day of _______________, 1998, by USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, whose address is 6225 Smith Avenue, Baltimore, Maryland 21209 ("Grantor") to_______________________________________________________, a
____________________, whose address is __________________________("Grantee").

                               W I T N E S E T H:

     That Grantor, for and in consideration of the sum of Ten and NO/100 Dollars, to it in hand paid by Grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold to Grantee, its successors and assigns forever, that certain land situate, lying and being in the County of Orange, State of Florida, more particularly described on Exhibit "A" attached hereto.

     SUBJECT TO taxes and assessments for the year 1998 and subsequent years, and those matters listed on Exhibit "B" attached hereto (the "Permitted Exceptions").

And Grantor does hereby warrant the title to said land, and will defend the same against the lawful claims of all persons claiming by, through, or under Grantor, but against none other.

     IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal the day and year first above written.

Signed and Sealed in Our
Presence as Witnesses:
                                     USF&G/LEGG MASON REALTY PARTNERS
                                     LIMITED PARTNERSHIP, a Maryland
                                     limited partnership

                                     By Its Authorized Partner:

______________________________           USF&G REALTY PARTNERS, INC.,
Name:_________________________           a Maryland corporation,


                                   By:_________________________________
______________________________     Name:_______________________________
Name:_________________________     Title:______________________________

                                                       [CORPORATE SEAL]



STATE OF_____________________

COUNTY OF ___________________

     The foregoing instrument was acknowledged before me this ________ day of __________________, 1998, by ______________________, the __________________
of USF&G Realty Partners, Inc., a Maryland corporation, as the authorized general partner of USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership. He/she is personally known to me or has produced a ________________ driver's license as identification.



                                    ___________________________________________
                                    Name:______________________________________
                                    Notary Public, State of____________________
                                    My Commission Expires:_____________________
                                    My Commission Number is:___________________

                                EXHIBIT 8.1(b)(3)

                          Form of Assignment of Leases
                          ----------------------------
                       ASSIGNMENT OF LEASES AND TENANCIES
                       ----------------------------------

     THIS ASSIGNMENT is made this _________ day of __________________, 1998, by USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, whose address is 6225 Smith Avenue, Baltimore, Maryland 21209 ("Assignor") to_________________________________, a _______________________,
whose address is __________________________________("Assignee").

     In consideration of Ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers and assigns to Assignee all of the Assignor's right title and interest in and to the leases and tenancies set forth in Exhibit "A" attached hereto (the "Leases"), including without limitation the right to receive rentals accruing thereunder on and after _______________________, 1998, together with all security deposits, advance rentals and all other deposits, and any interest, if any, which has accrued thereon for the benefit of any tenant thereof (collectively "Deposits"), relating to the following described land, lying and being in the County of Orange, State of Florida, to wit:

                See Exhibit "B" attached hereto (the "Property")

     This Assignment shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal the day and year first above written.

Signed and Sealed in Our            USF&G/LEGG MASON REALTY PARTNERS
Presence as Witnesses:              LIMITED PARTNERSHIP, a Maryland limited
                                    partnership

                                    By Its Authorized Partner:

____________________________        USF&G REALTY PARTNERS, INC.,
Name:_______________________        a Maryland corporation,


                                    By:_____________________________________
____________________________        Name:___________________________________
Name:_______________________        Title:__________________________________

                                                   [CORPORATE SEAL]


STATE OF_____________________

COUNTY OF____________________

     The foregoing instrument was acknowledged before me this __________ day of _________________, 1998, by _______________________, the _________________
of USF&G Realty Partners, Inc., a Maryland corporation, as the authorized general partner of USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership. He/she is personally known to me or has produced a ___________________ driver's license as identification.


                                    _________________________________________
                                    Name:____________________________________
                                    Notary Public, State of__________________
                                    My Commission Expires: __________________
                                    My Commission Number is:_________________

                                EXHIBIT 8.1(b)(4)

                              Form of Bill of Sale
                              --------------------

                                  BILL OF SALE
                                  ------------


     FOR VALUE RECEIVED, this ________ day of __________________, 1998, the undersigned, USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, whose address is 6225 Smith Avenue, Baltimore, Maryland 21209 ("Grantor") hereby sells, transfers and assigns unto__________________ _________________, a _______________________, whose address is_______________
_________________________________("Grantee"), all the "Personal Property" of
Grantor (as such term is defined in the Purchase and Sale Agreement dated ____________________, 1998, between Grantor and Grantee, located on the lands described in Exhibit "A" attached hereto.

     Grantor warrants that the Personal Property is free of all encumbrances created by it and that Grantor will defend the title to such Personal Property against the claims of all persons claiming by, through or under Grantor, but against none other.

     Notwithstanding the foregoing, Grantor makes no express or implied warranty of any kind whatsoever with respect to the Personal Property herein conveyed, including without limitation its merchantability, its fitness for any particular purpose, or its condition or quality. Grantee takes such personal property "as is" and "where is." Grantor shall, in no event, be liable to Grantee for any direct or indirect, special or consequential damages caused, directly or indirectly, by the property being conveyed or any inadequacy thereof or any deficiency or defect therein.

     IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal the day and year first above written.

Signed and Sealed in Our
Presence as Witnesses:                  USF&G/LEGG MASON REALTY PARTNERS
                                        LIMITED PARTNERSHIP, a Maryland limited
                                        partnership

                                        By Its Authorized Partner:

____________________________                USF&G REALTY PARTNERS, INC.,
Name:_______________________                a Maryland corporation,

                                        By:__________________________________
____________________________            Name:________________________________
Name:_______________________            Title:_______________________________

                                                    [CORPORATE SEAL]


STATE OF ________________________

COUNTY OF________________________

     The foregoing instrument was acknowledged before me this _____________day of _________________, 1998, by _________________________, the_________________
of USF&G Realty Partners, Inc., a Maryland corporation, as the authorized general partner of USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership. He/she is personally known to me or has produced a ___________________driver's license as identification.


                                    _________________________________________
                                    Name:____________________________________
                                    Notary Public, State of__________________
                                    My Commission Expires:___________________
                                    My Commission Number is:_________________

                                EXHIBIT 8.1(b)(6)

                 Form of Assignment of Contracts and Warranties
                 ----------------------------------------------

                              ASSIGNMENT OF SERVICE
                 CONTRACTS, TRADEMARKS, LICENSES, AND WARRANTIES
                 -----------------------------------------------


     For and in consideration of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, does hereby SELL, TRANSFER, SET-OVER, and ASSIGN unto ______________________, a ___________________, all of its right, title and interest in and to the following property used in the operation of, and located at, that certain apartment complex known as ST. ANDREWS AT WESTWOOD, which is located in Orange County, Florida, as more particularly described in Exhibit "A" attached hereto (the "Property"):


     12. Those certain Service Contracts listed on Exhibit "B" attached hereto and made a part hereof.

     13. All trademarks, licenses, and similar items, including, but not limited to, rights to the name, "St. Andrews at Westwood," if there be any such rights, but without warranty or representation in connection therewith.

     14. All assignable existing warranties relating to the Property.

     Executed, this ________ day of _________________, 1998.

Signed and Sealed in Our                ASSIGNOR
Presence as Witnesses:
                                        USF&G/LEGG MASON REALTY PARTNERS
                                        LIMITED PARTNERSHIP, a Maryland limited
                                        partnership

                                        By Its Authorized Partner:

__________________________              USF&G REALTY PARTNERS, INC.,
Name:_____________________              Maryland corporation,


                                        By:__________________________________
__________________________              Name:________________________________
Name:_____________________              Title:_______________________________

                                                     [CORPORATE SEAL]



STATE OF ________________________

COUNTY OF________________________

     The foregoing instrument was acknowledged before me this _________ day of _________________, 1998, by ______________________, the ___________________
of USF&G Realty Partners, Inc., a Maryland corporation, as the authorized general partner of USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership. He/she is personally known to me or has produced a _____________________ driver's license as identification.


                                    __________________________________________
                                    Name:_____________________________________
                                    Notary Public, State of___________________
                                    My Commission Expires:____________________
                                    My Commission Number is:__________________

                                EXHIBIT 8.1(b)(7)

                            Form of Owner's Affidavit
                            -------------------------

                                OWNER'S AFFIDAVIT
                                -----------------


STATE OF_________________________

COUNTY OF________________________

     BEFORE ME, the undersigned authority, this _______day of ________________, 1998, appeared ______________________("Affiant"), whose address is ___________
_______________________, who, being duly sworn, deposes and says to the best knowledge of the undersigned, as follows:

     1. Affiant is the ___________________ of USF&G Realty Partners, Inc., a Maryland corporation ("Realty"), which is a general partner of USF&G/Legg Mason Realty Partners Limited Partnership, a Maryland limited partnership ("Owner"), the owner of the lands and/or estates described in Exhibit "A" attached hereto (the "Property"). Affiant has personal knowledge of the matters set forth herein and Affiant is authorized to make this affidavit on behalf of Owner.

     A. Except for tenants in possession, none of whom have an option to purchase or other right to acquire the Property, Owner is in sole and exclusive possession of the Property, and no person occupies or claims any right, title or interest in the Property adverse to that of Owner.

     B. All labor and materials furnished to or for the benefit of the Property for the improvement of the Property have been paid for, except as identified on Exhibit "B" attached hereto, and no other person has or may rightfully claim to have any lien or other claim against the Property for labor or materials furnished to or for the benefit of the Property.

     C. All taxes, assessments and utility service charges and liens, whether assessed by a state, county, municipality or special purpose district (such as, by way of example, a fire service or water service district) upon or with respect to the Property, have been paid, except those not yet due and payable. All sales taxes with respect to the rentals and other sums heretofore paid to Owner by occupants of the Property have been paid.

     D. There are no unsatisfied claims, interests or liens made against or with respect to the Property, known to the undersigned.

     E. This Affidavit is made for the purpose of inducing (i) Buyer to purchase the Property and (ii) Chicago Title Insurance Company to issue an owner's policy of title insurance insuring the fee simple title of Buyer in the Property, and, if applicable, to eliminate certain standard exceptions and, if acting as escrow or closing agent, then to disburse any funds held as escrow or closing agent. Affiant hereby indemnifies and agrees to save harmless Chicago Title Insurance Company and its agent against any damage or expense, including attorneys' fees, sustained as a result of any of the foregoing matters not being true and accurate.

     Further Affiant sayeth not.

     Dated this _______ day of ________________, 1998.

                                        USF&G/LEGG MASON REALTY PARTNERS
                                        LIMITED PARTNERSHIP, a Maryland limited
                                        partnership

                                        By Its Authorized Partner:

                                           USF&G REALTY PARTNERS, INC.,
                                           a Maryland corporation,


                                           By:________________________________
                                           Name:______________________________
                                                         Affiant

STATE OF______________________

COUNTY OF_____________________

     The foregoing instrument was acknowledged before me this _________ day of ________________, 1998, by ____________________________, individually and as the ____________________ of USF&G Realty Partners, Inc., a Maryland corporation, as the authorized general partner of USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership. He/she is personally known to me or has produced a ______________ driver's license as identification.


                                    __________________________________________
                                    Name:_____________________________________
                                    Notary Public, State of___________________
                                    My Commission Expires:____________________
                                    My Commission Number is:__________________